As filed with the Securities and Exchange Commission on April 23, 2004
Registration No. 333-114352

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Atrium Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3442	75-6542488
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3890 West Northwest Highway

Suite 500
Dallas, Texas 75220
(214) 630-5757
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff L. Hull

Chairman, President and Chief Executive Officer
3890 West Northwest Highway
Suite 500
Dallas, Texas 75220
(214) 630-5757
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:

Joel M. Simon, Esq.

Marie Censoplano, Esq.
Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street, 15th Floor
New York, New York 10022
(212) 318-6000

         Approximate date of commencement of sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, may determine.

ATRIUM COMPANIES, INC.

TABLE OF ADDITIONAL REGISTRANTS

		Primary Standard
		Industrial
	State of	Classification Code	IRS Employer
Name	Incorporation	Number	Identification No.

Wing Industries, Inc.	Texas	2431	75-0664162
R.G. Darby Company, Inc.	Alabama	2431	63-0931046
Total Trim, Inc.	Alabama	2431	63-1078042
Atrium Door and Window Company of Arizona	Delaware	3442	74-2812044
Atrium Door and Window Company of the Northeast	Connecticut	3089	06-0735384
Atrium Door and Window Company — West Coast	Texas	3089	75-2382008
Atrium Vinyl, Inc.	Delaware	3089	65-0430120
Thermal Industries, Inc.	Delaware	3089	23-2903452
Atrium Door and Window Company of the Northwest	Delaware	3089	91-1813049
Atrium Door and Window Company of the Rockies	Colorado	3089	84-1022004
Atrium Extrusion Systems, Inc.	Delaware	2821	23-2745765
MD Casting, Inc.	Delaware	3364	74-3076531
Aluminum Screen Manufacturers, Inc.	Delaware	3442	20-0216750
Superior Engineered Products Corporation	California	3089	95-2044609

      The address, including zip code and telephone number, including area code, of the principal offices of the additional registrants listed above is: 3890 West Northwest Highway, Suite 500, Dallas, Texas 75220 and the telephone number at that address is (214) 630-5757.

EXPLANATORY NOTE

      The sole purpose of this Amendment is to file exhibits to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statements are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

      Section 102(b)(7) of the Delaware General Corporation Law, the DGCL, enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

      Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

      Atrium Companies’ bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.

      Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. Atrium Companies maintains a policy insuring its directors and officers and directors and officers of its subsidiary companies, to the extent they may be required or permitted to indemnify such directors or officers, against certain liabilities arising from acts or omission in the discharge of their duties that they shall become legally obligated to pay.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit
Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of October 27, 2003, by and among KAT Holdings, Inc., KAT Acquisition Corp., Atrium Corporation and the Securityholders Parties as defined therein(2)
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 6, 2003, by and among KAT Holdings, Inc., KAT Acquisition Corp., Atrium Corporation and the Securityholders Parties as defined in the Agreement and Plan of Merger(2)
2.3	Certificate of Merger, dated December 10, 2003, by and among KAT Holdings, Inc. and Atrium Corporation(2)
3.1	Amended and Restated Certificate of Incorporation of Atrium Companies, Inc.(10)
3.2	Amended and Restated Bylaws of Atrium Companies, Inc.(2)

Exhibit
Number	Description of Exhibits

4.1	Indenture, dated as of May 17, 1999, by and among Atrium Companies, Inc., the Guarantors named therein and the State Street Bank and Trust Company(4)
4.2	First Supplemental Indenture, dated as of October 25, 2000, by and among Atrium Companies, Inc., the Guarantors named therein and the State Street Bank and Trust Company(8)
4.3	Second Supplemental Indenture, dated as of January 24, 2003, by and among Atrium Companies, Inc., the Guarantors named therein and the State Street Bank and Trust Company(2)
4.4	Third Supplemental Indenture, dated as of November 18, 2003, by and among Atrium Companies, Inc., the Guarantors named therein and the State Street Bank and Trust Company(2)
4.5	Fourth Supplemental Indenture, dated as of April 6, 2004 by and among Atrium Companies, Inc., the Guarantors named therein and US Bank National Association (as successor to State Street Bank and Trust Company)(1)
4.6	Registration Rights Agreement, dated as of December 10, 2003, by and among Atrium Companies, Inc., the Guarantors named therein, UBS Securities LLC and CIBC World Markets Corp.(2)
4.7	Registration Rights Agreement, dated as of December 10, 2003, by and among ATR Acquisition, LLC, Atrium Corporation and the Investors defined therein(2)
4.8	Note Purchase Agreement, dated as of December 3, 2003, among KAT Holdings, Inc. and the Issuers named therein(2)
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality(1)
5.2	Opinion of Kennedy Christopher Childs & Fogg, P.C. regarding legality(1)
5.3	Opinion of Sirote & Permutt, P.C. regarding legality(1)
5.4	Opinion of Jackson Walker L.L.P. regarding legality(1)
5.5	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality (Connecticut)(1)
5.6	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality (California)(1)
10.1	Stock Purchase Agreement, dated as of December 19, 2003, by and among Superior Engineered Products Corporation, Paul Oddo, David Oddo and Angeline Oddo, Atrium Companies, Inc., Atrium Corporation, and each of the Shareholders named therein(5)
10.2	Employment Agreement dated as of December 10, 2003 between Atrium Corporation, Atrium Companies, Inc and Jeff L. Hull(2)
10.3	Employment Agreement, dated as of January 1, 2003, among Atrium Corporation, Atrium Companies, Inc. and Eric W. Long(6)
10.4	Employment Agreement, dated as of January 1, 2003, among Atrium Corporation, Atrium Companies, Inc. and Robert E. Burns(6)
10.5	Employment Agreement, dated as of January 1, 2003, among Atrium Corporation, Atrium Companies, Inc. and C. Douglas Cross(6)
10.6	Employment Agreement, dated as of September 30, 2002, among Atrium Corporation, Atrium Companies, Inc. and Philip J. Ragona(6)
10.7	Buy-Sell Agreement, dated December 10, 2003 between Atrium Corporation and Jeff L. Hull(2)
10.8	Buy-Sell Agreement, dated December 10, 2003 between Atrium Corporation and Eric W. Long(2)
10.9	Buy-Sell Agreement, dated December 10, 2003 between Atrium Corporation and Robert E. Burns(2)
10.10	Buy-Sell Agreement, dated December 10, 2003 between Atrium Corporation and C. Douglas Cross(2)
10.11	Buy-Sell Agreement, dated December 10, 2003 between Atrium Corporation and Philip J. Ragona(2)
10.12	Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Jeff L. Hull(7)
10.13	Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Eric W. Long(7)
10.14	Indemnification Agreement, dated as of September 30, 2002, between Atrium Corporation and Philip J. Ragona(6)

Exhibit
Number	Description of Exhibits

10.15	Indemnification Agreement, dated as of October 25, 2000, between Atrium Corporation and C. Douglas Cross(7)
10.16	Receivable Purchase Agreement, dated as of July 31, 2001, among Atrium Funding Corp., Atrium Companies, Inc., Fairway Finance Corporation and BMO Nesbitt Burns Corp.(9)
10.17	Purchase and Sale Agreement, dated July 3, 2001, between the various entities listed on Schedule A thereto and Atrium Funding Corp.(9)
10.18	Amendment No. 1, dated as of July 30, 2002, to the Receivable Purchase Agreement, dated as of July 31, 2001, among Atrium Funding Corp., Atrium Companies, Inc., Fairway Finance Corporation and BMO Nesbitt Corp.(9)
10.19	Amendment No. 2, dated as of September 23, 2002 to the Receivable Purchase Agreement dated as of July 31, 2001 and amended as of July 30, 2002 among Atrium Funding Corp., Atrium Companies, Inc., Fairway Finance Corporation and BMO Nesbitt Corp.(6)
10.20	Amendment No. 3, dated as of July 2, 2003 to the Receivable Purchase Agreement dated as of July 31, 2001 and amended as of July 30, 2002 among Atrium Funding Corp., Atrium Companies, Inc., Fairway Finance Corporation and BMO Nesbitt(2)
10.21	Amendment No. 4, dated as of December 10, 2003 to the Receivable Purchase Agreement dated as of July 31, 2001 and amended as of July 30, 2002 among Atrium Funding Corp., Atrium Companies, Inc., Fairway Finance Corporation and BMO Nesbitt(2)
10.22	ATR Acquisition LLC, Amended and Restated Limited Liability Company Agreement, dated as of December 10, 2003, among the Members as defined therein(2)
10.23	Stockholders Agreement, dated as of December 10, 2003, among Atrium Corporation and the Stockholders as defined therein(2)
10.24	Kenner Management Consulting Agreement, dated as of December 10, 2003, by and among Atrium Corporation, Atrium Companies, Inc. and JLK Operations, Inc.(2)
10.25	Warrant, dated December 10, 2003, issued by Atrium Corporation to Jeff L Hull(2)
10.26	Atrium Corporation Replacement Stock Option Plan, dated December 10, 2003(2)
10.27	2003 Stock Option Plan, dated December 10, 2003(2)
10.28	Credit Agreement, dated as of December 10, 2003, by and among Atrium Companies, Inc., Atrium Corporation, the Guarantors named therein, Canadian Imperial Bank of Commerce, UBS Securities LLC, Antares Capital Corporation and CIT Lending Services Corporation(2)
10.29	Security Agreement, dated as of December 10, 2003, by and among Atrium Companies, Inc., the Guarantors named therein and Canadian Imperial Bank of Commerce(2)
10.30	Indemnification Escrow Agreement, dated December 10, 2003, by and among KAT Holdings, Inc., Ardatrium, L.L.C., and Wells Fargo Bank, N.A.(2)
12.1	Computation of Ratio of Earnings to Fixed Charges*
21.1	Subsidiaries of Atrium Companies, Inc.*
23.1	Consent of PricewaterhouseCoopers LLP(1)
23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (included in exhibit 5.1)
23.3	Consent of Kennedy Christopher Childs & Fogg, P.C. (included in exhibit 5.2)
23.4	Consent of Sirote & Permutt, P.C. (included in exhibit 5.3)
23.5	Consent of Jackson Walker L.L.P. (included in exhibit 5.4)
25.1	Statement of Eligibility(1)
99.1	Form of Letter of Transmittal(1)
99.2	Form of Notice of Guaranteed Delivery(1)

*	Filed herewith.

(1)	Previously filed.

(2)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 10-K, filed on March 30, 2004.

(3)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 8-K, dated December 10, 2003 and filed on December 18, 2003.

(4)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 8-K, dated October 24, 2000 and filed on November 9, 2000.

(5)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 8-K, dated December 31, 2003 and filed on January 15, 2004.

(6)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 10-K, for the fiscal year ended December 31, 2002, and filed on March 31, 2003.

(7)	Incorporated by reference from Atrium Corporation’s Registration Statement on Form S-4, dated January 22, 2001, Commission File No. 333-54122.

(8)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 10-K filed on April 1, 2002.

(9)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 8-K filed on August 14, 2001.

(10)	Incorporated by reference from Atrium Companies. Inc.’s Registration Statement on Form S-4, dated January 21, 1997, Commission File No. 333-20095.

Financial Statement Schedules

      All financial statement schedules included herein are listed in the Index to Financial Statements on page S-1.

Item 22.	Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 23rd day of April, 2004.

ATRIUM COMPANIES, INC.

By:	/s/ JEFF L. HULL

Jeff L. Hull
Chairman, President and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFF L. HULL Jeff L. Hull	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 23, 2004

* Eric W. Long	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	April 23, 2004

* Jeffrey L. Kenner	Director	April 23, 2004

* Larry T. Solari	Director	April 23, 2004

* Mark L. Deutsch	Director	April 23, 2004

* Justin S. Maccarone	Director	April 23, 2004

* Nathan C. Thorne	Director	April 23, 2004

* Charles W. Schmid	Director	April 23, 2004

*By Jeff L. Hull, attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, each of the following Registrants has duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 23rd day of April, 2004.

Wing Industries, Inc.

R.G. Darby Company, Inc.
Total Trim, Inc.
Atrium Door and Window Company of Arizona
Atrium Door and Window Company of the Northeast
Atrium Door and Window Company — West Coast
Atrium Vinyl, Inc.
Thermal Industries, Inc.
Atrium Door and Window Company of the Northwest
Atrium Door and Window Company of the Rockies
Atrium Extrusion Systems, Inc.
MD Casting, Inc.
Aluminum Screen Manufacturers, Inc.
Superior Engineered Products Corporation

By:	/s/ JEFF L. HULL

Jeff L. Hull
Chief Executive Officer

ATRIUM COMPANIES, INC. AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of October 27, 2003, by and among KAT Holdings, Inc., KAT Acquisition Corp., Atrium Corporation and the Securityholders Parties as defined therein(2)
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 6, 2003, by and among KAT Holdings, Inc., KAT Acquisition Corp., Atrium Corporation and the Securityholders Parties as defined in the Agreement and Plan of Merger(2)
4.1	Indenture, dated as of May 17, 1999, by and among Atrium Companies, Inc., the Guarantors named therein and the State Street Bank and Trust Company(4)
4.2	First Supplemental Indenture, dated as of October 25, 2000, by and among Atrium Companies, Inc., the Guarantors named therein and the State Street Bank and Trust Company(8)
4.3	Second Supplemental Indenture, dated as of January 24, 2003, by and among Atrium Companies, Inc., the Guarantors named therein and the State Street Bank and Trust Company(2)
4.4	Third Supplemental Indenture, dated as of November 18, 2003, by and among Atrium Companies, Inc., the Guarantors named therein and the State Street Bank and Trust Company(2)
4.5	Fourth Supplemental Indenture, dated as of April 6, 2004 by and among Atrium Companies, Inc., the Guarantors named therein and US Bank National Association (as successor to State Street Bank and Trust Company)(1)
4.6	Registration Rights Agreement, dated as of December 10, 2003, by and among Atrium Companies, Inc., the Guarantors named therein, UBS Securities LLC and CIBC World Markets Corp.(2)
4.7	Registration Rights Agreement, dated as of December 10, 2003, by and among ATR Acquisition, LLC, Atrium Corporation and the Investors defined therein(2)
4.8	Note Purchase Agreement, dated as of December 3, 2003, among KAT Holdings, Inc. and the Issuers named therein(2)
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality(1)
5.2	Opinion of Kennedy Christopher Childs & Fogg, P.C. regarding legality(1)
5.3	Opinion of Sirote & Permutt, P.C. regarding legality(1)
5.4	Opinion of Jackson Walker L.L.P. regarding legality(1)
5.5	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality (Connecticut)(1)
5.6	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality (California)(1)
10.1	Stock Purchase Agreement, dated as of December 19, 2003, by and among Superior Engineered Products Corporation, Paul Oddo, David Oddo and Angeline Oddo, Atrium Companies, Inc., Atrium Corporation, and each of the Shareholders named therein(5)
10.2	Employment Agreement dated as of December 10, 2003 between Atrium Corporation, Atrium Companies, Inc and Jeff L. Hull(2)
10.3	Employment Agreement, dated as of January 1, 2003, among Atrium Corporation, Atrium Companies, Inc. and Eric W. Long(6)
10.4	Employment Agreement, dated as of January 1, 2003, among Atrium Corporation, Atrium Companies, Inc. and Robert E. Burns(6)
10.5	Employment Agreement, dated as of January 1, 2003, among Atrium Corporation, Atrium Companies, Inc. and C. Douglas Cross(6)
10.6	Employment Agreement, dated as of September 30, 2002, among Atrium Corporation, Atrium Companies, Inc. and Philip J. Ragona(6)
10.7	Buy-Sell Agreement, dated December 10, 2003 between Atrium Corporation and Jeff L. Hull(2)
10.8	Buy-Sell Agreement, dated December 10, 2003 between Atrium Corporation and Eric W. Long(2)
10.9	Buy-Sell Agreement, dated December 10, 2003 between Atrium Corporation and Robert E. Burns(2)

Exhibit
Number	Description of Exhibits

10.10	Buy-Sell Agreement, dated December 10, 2003 between Atrium Corporation and C. Douglas Cross(2)
10.11	Buy-Sell Agreement, dated December 10, 2003 between Atrium Corporation and Philip J. Ragona(2)
10.12	Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Jeff L. Hull(7)
10.13	Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Eric W. Long(7)
10.14	Indemnification Agreement, dated as of September 30, 2002, between Atrium Corporation and Philip J. Ragona(6)
10.15	Indemnification Agreement, dated as of October 25, 2000, between Atrium Corporation and C. Douglas Cross(7)
10.16	Receivable Purchase Agreement, dated as of July 31, 2001, among Atrium Funding Corp., Atrium Companies, Inc., Fairway Finance Corporation and BMO Nesbitt Burns Corp.(9)
10.17	Purchase and Sale Agreement, dated July 3, 2001, between the various entities listed on Schedule A thereto and Atrium Funding Corp.(9)
10.13	Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Eric W. Long(7)
10.14	Indemnification Agreement, dated as of September 30, 2002, between Atrium Corporation and Philip J. Ragona(6)
10.15	Indemnification Agreement, dated as of October 25, 2000, between Atrium Corporation and C. Douglas Cross(7)
10.16	Receivable Purchase Agreement, dated as of July 31, 2001, among Atrium Funding Corp., Atrium Companies, Inc., Fairway Finance Corporation and BMO Nesbitt Burns Corp.(9)
10.17	Purchase and Sale Agreement, dated July 3, 2001, between the various entities listed on Schedule A thereto and Atrium Funding Corp.(9)
10.18	Amendment No. 1, dated as of July 30, 2002, to the Receivable Purchase Agreement, dated as of July 31, 2001, among Atrium Funding Corp., Atrium Companies, Inc., Fairway Finance Corporation and BMO Nesbitt Corp.(9)
10.19	Amendment No. 2, dated as of September 23, 2002 to the Receivable Purchase Agreement dated as of July 31, 2001 and amended as of July 30, 2002 among Atrium Funding Corp., Atrium Companies, Inc., Fairway Finance Corporation and BMO Nesbitt Corp.(6)
10.20	Amendment No. 3, dated as of July 2, 2003 to the Receivable Purchase Agreement dated as of July 31, 2001 and amended as of July 30, 2002 among Atrium Funding Corp., Atrium Companies, Inc., Fairway Finance Corporation and BMO Nesbitt(2)
10.21	Amendment No. 4, dated as of December 10, 2003 to the Receivable Purchase Agreement dated as of July 31, 2001 and amended as of July 30, 2002 among Atrium Funding Corp., Atrium Companies, Inc., Fairway Finance Corporation and BMO Nesbitt(2)
10.22	ATR Acquisition LLC, Amended and Restated Limited Liability Company Agreement, dated as of December 10, 2003, among the Members as defined therein(2)
10.23	Stockholders Agreement, dated as of December 10, 2003, among Atrium Corporation and the Stockholders as defined therein(2)
10.24	Kenner Management Consulting Agreement, dated as of December 10, 2003, by and among Atrium Corporation, Atrium Companies, Inc. and JLK Operations, Inc.(2)
10.25	Warrant, dated December 10, 2003, issued by Atrium Corporation to Jeff L Hull(2)
10.26	Atrium Corporation Replacement Stock Option Plan, dated December 10, 2003(2)
10.27	2003 Stock Option Plan, dated December 10, 2003(2)
10.28	Credit Agreement, dated as of December 10, 2003, by and among Atrium Companies, Inc., Atrium Corporation, the Guarantors named therein, Canadian Imperial Bank of Commerce, UBS Securities LLC, Antares Capital Corporation and CIT Lending Services Corporation(2)

Exhibit
Number	Description of Exhibits

10.29	Security Agreement, dated as of December 10, 2003, by and among Atrium Companies, Inc., the Guarantors named therein and Canadian Imperial Bank of Commerce(2)
10.30	Indemnification Escrow Agreement, dated December 10, 2003, by and among KAT Holdings, Inc., Ardatrium, L.L.C., and Wells Fargo Bank, N.A.(2)
12.1	Computation of Ratio of Earnings to Fixed Charges*
21.1	Subsidiaries of Atrium Companies, Inc.*
23.1	Consent of PricewaterhouseCoopers LLP(1)
23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (included in exhibit 5.1)
23.3	Consent of Kennedy Christopher Childs & Fogg, P.C. (included in exhibit 5.2)
23.4	Consent of Sirote & Permutt, P.C. (included in exhibit 5.3)
23.5	Consent of Jackson Walker, L.L.P. (included in exhibit 5.4)
25.1	Statement of Eligibility(1)
99.1	Form of Letter of Transmittal(1)
99.2	Form of Notice of Guaranteed Delivery(1)

*	Filed herewith.

(1)	Previously filed.

(2)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 10-K, filed on March 30, 2004.

(3)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 8-K, dated December 10, 2003 and filed on December 18, 2003.

(4)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 8-K, dated October 24, 2000 and filed on November 9, 2000.

(5)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 8-K, dated December 31, 2003 and filed on January 15, 2004.

(6)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 10-K, for the fiscal year ended December 31, 2002, and filed on March 31, 2003.

(7)	Incorporated by reference from Atrium Corporation’s Registration Statement on Form S-4, dated January 22, 2001, Commission File No. 333-54122.

(8)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 10-K filed on April 1, 2002.

(9)	Incorporated by reference from Atrium Companies, Inc.’s Report on Form 8-K filed on August 14, 2001.

(10)	Incorporated by reference from Atrium Companies. Inc.’s Registration Statement on Form S-4, dated January 21, 1997, Commission File No. 333-20095.